Exhibit 23.4
Consent of Independent Auditors
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-169901) of Regency Energy Partner LP and Regency Energy Finance Corp. of our report dated February 28, 2011, with respect to the consolidated financial statements of LDH Energy Asset Holdings LLC, included in Exhibit 99.2 of Regency Energy Partner LP’s Current Report on Form 8-K/A dated May 20, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut
May 20, 2011